UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014 (June 2, 2014)

Group 1 Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner

Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

(713) 647-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 2, 2014, Group 1 Automotive, Inc. (the “Company”) completed its private placement (the “Offering”) of $350,000,000 aggregate principal amount of its 5.000% Senior Notes due 2022 (the “5.000% Notes”) to J.P. Morgan Securities LLC and the other initial purchasers (the “Initial Purchasers”). The 5.000% Notes are guaranteed on an unsecured senior basis (the “Guarantees”) by certain of the Company’s subsidiaries (collectively, the “Guarantors”). The terms of the 5.000% Notes are governed by the indenture dated as of June 2, 2014 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The 5.000% Notes will mature on June 1, 2022, and interest is payable on the 5.000% Notes on each June 1 and December 1, commencing on December 1, 2014. At any time prior to June 1, 2017, the Company may redeem up to 35% of the original principal amount of the 5.000% Notes in an amount not greater than the proceeds of certain equity offerings at a redemption price of 105.000% of the principal amount of the 5.000% Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that:

(i) at least 65% of the aggregate principal amount of all 5.000% Notes issued remains outstanding after each such redemption; and

(ii) the redemption occurs within 120 days of the date of the closing of such equity offering.

Prior to June 1, 2017, the Company may redeem all or a part of the 5.000% Notes at a redemption price equal to 100% of the principal amount of the 5.000% Notes redeemed plus an applicable make-whole premium, and accrued and unpaid interest, if any, on the 5.000% Notes redeemed to, but excluding, the applicable date of redemption.

On or after June 1, 2017, the Company may on any one or more occasions redeem all or a part of the 5.000% Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the 5.000% Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2017	103.750%
2018	102.500%
2019	101.250%
2020 and thereafter	100.000%

Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all outstanding 5.000% Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

In addition, on May 7, 2014, the Company commenced a cash tender offer (the “Tender Offer”) for any and all of the $115.0 million in aggregate principal amount of its outstanding 3.00% Convertible Senior Notes due 2020 (the “3.00% Notes”). The Offering was not conditioned on the completion of the Tender Offer, but if by August 31, 2014, the Company has not purchased at least $70.0 million in aggregate principal amount of its 3.00% Notes in the Tender Offer or otherwise, the Company will be required to redeem all of the 5.000% Notes at 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

The 5.000% Notes are the Company’s senior unsecured obligations and will rank: (i) equal in right of payment with all existing and future senior unsecured debt of the Company; (ii) effectively subordinated to all existing and future senior secured debt of the Company to the extent of the value of the assets securing such debt; (iii) senior in right of payment to all subordinated debt of the Company; and (iv) structurally subordinated to any debt of any non-guarantor subsidiaries.

The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to, among others: (i) incur additional debt and guarantee debt; (ii) pay dividends on its capital stock or repurchase its capital stock and make certain other restricted payments; (iii) enter into agreements limiting dividends and certain other restricted payments; (iv) prepay, redeem or repurchase subordinated debt; (v) grant liens on its assets; (vi) merge, consolidate or convey, transfer or lease all or substantially all of its assets; (vii) sell, transfer or otherwise dispose of property and assets; and (viii) engage in transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. Certain covenants will be suspended and will not apply to the 5.000% Notes for so long as the 5.000% Notes have investment grade ratings from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and no default or event of default shall have occurred and be continuing at the time of suspension.

The Indenture contains customary events of default, including:

•	failure to pay principal of (or premium, if any, on) any 5.000% Note when due and payable, at maturity, upon redemption or otherwise;

•	failure to pay any interest on any 5.000% Note when due and payable and such default continues for 30 days;

•	default in the payment of principal and interest on 5.000% Notes required to be purchased pursuant to an offer to purchase when due and payable;

•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $25.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $25.0 million which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Restricted Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary; and

•	any Guarantee of the 5.000% Notes by a Guarantor ceases to be in full force and effect, is declared unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by its maker.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the 5.000% Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated June 2, 2014. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the 5.000% Notes can exchange the 5.000% Notes for registered 5.000% Notes (the “Exchange Notes”) that have substantially identical terms as the 5.000% Notes. In addition, the Company and the Guarantors have agreed to exchange the Guarantee related to the 5.000% Notes for a registered guarantee having substantially the same terms as the original Guarantee. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after the issuance of the 5.000% Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the 5.000% Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

Certain of the Initial Purchasers and their affiliates have engaged in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, the Initial Purchasers and/or their affiliates are lenders under the Company’s revolving credit facility and may receive a portion of the amount repaid under such revolving credit facility with net proceeds of the Offering. Wells Fargo Securities, LLC has been engaged by the Company as the dealer manager for the Tender Offer for which Wells Fargo Securities, LLC will receive a mutually agreed upon fee and reimbursements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.000% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

Group 1 Automotive, Inc.

By:	/s/ John C. Rickel
Name:	John C. Rickel
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.000% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.